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                                                                     Exhibit 2.3

                                SECOND AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                            BROADBAND MARITIME INC.,
                            PRIME RESOURCE, INC. AND
                             PRIME ACQUISITION, INC.

     THIS SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER is made this 16th day of March, 2007 ("Second Amendment"), by and among BROADBAND MARITIME INC., a Delaware corporation (the "Company"), PRIME RESOURCE, INC., a Utah corporation ("Parent"), and PRIME ACQUISITION, INC., a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub," the Company, Parent, and Merger Sub together are referred to as the "Constituent Corporations").

     WHEREAS, the Constituent Corporations have previously entered into an Agreement and Plan of Merger, dated as of January 15, 2007, as amended by the First Amendment to the Agreement and Plan of Merger, dated February 13, 2007, (the "Merger Agreement") and capitalized terms used in this Second Amendment but not defined shall have the meaning set forth in the Merger Agreement;

     WHEREAS, the Merger Agreement provides that the parties may amend such agreement at any time by written agreement of each party; and

     WHEREAS, the Parties now mutually desire to amend the Merger Agreement to change the Closing Date to as soon as practicable on or before March 31, 2007.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

          1. AMENDMENT TO SECTION 1.2 OF MERGER AGREEMENT. Section 1.2 to the Merger Agreement is hereby deleted in its entirety and replaced with the following:

               "Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the "Closing") shall take place (i) at the offices of Broadband Maritime Inc., 61 Broadway, Suite 1905, New York, NY 10006, at 10:00 a.m. (Eastern Time) as soon as practicable on or before March 31, 2007 (the "Closing Date") or at such other location or on such other date as the parties shall mutually agree."

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          2. MISCELLANEOUS.

          a. Except as specifically provided for in this Amendment, the terms of the Merger Agreement shall be unmodified and shall remain in full force and effect. For purposes of determining the accuracy of, or the occurrence of a breach of, a Party's representations and warranties in the Merger Agreement as of the Signing Date, only those representations and warranties set forth in the Merger Agreement in its form as of the Signing Date shall apply and the modifications or supplements set forth in the Amendment shall have no effect. For purposes of determining the accuracy of a Party's representations and warranties in the Merger Agreement as of the Closing Date, only those representations and warranties set forth in the Merger Agreement in its form as of the Closing Date shall apply. For purposes of determining the compliance with, or the occurrence of a breach of, a Party's covenants in the Merger Agreement prior to the date of this Amendment, only those covenants set forth in the Merger Agreement in its form as of the Signing Date shall apply and the modifications or supplements set forth in this Amendment shall have no effect. For purposes of determining the compliance with, or the occurrence of a breach of, a Party's covenants in the Merger Agreement after the date of this Amendment, only those covenants set forth in the Merger Agreement in its form as after being amended by this Amendment shall apply.

          b. This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, except that neither this Amendment nor any rights or obligations hereunder shall be assigned or delegated by either Party except in connection with an assignment of the Merger Agreement in accordance with the terms thereof. Any purported assignment in violation of this provision is void.

          c. This Amendment is not intended to confer upon any person or entity other than the Parties and their permitted assigns any rights or remedies.

          d. This Amendment may be amended only by a written instrument signed by each of the Parties.

          e. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

          f. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

      [Remainder of page intentionally left blank; signature page follows.]

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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                        BROADBAND MARITIME, INC.


                                        By: /s/ Mary Ellen Kramer
                                            ------------------------------------
                                            Mary Ellen Kramer, President


                                        PRIME RESOURCE, INC.


                                        By: /s/ Terry M. Deru
                                            ------------------------------------
                                            Terry M. Deru, President


                                        PRIME ACQUISITION, INC.


                                        By: /s/ Terry M. Deru
                                            ------------------------------------
                                            Terry M. Deru, President

  [Signature page to the Second Amendment to the Agreement and Plan of Merger.]